Exhibit 99.1

Shaw Reports Increased Earnings for Fiscal Year 2010

BATON ROUGE, La.--(BUSINESS WIRE)--October 28, 2010--The Shaw Group Inc. (NYSE: SHAW) today announced financial results for fiscal year 2010 and the fourth quarter ended Aug. 31, 2010.

“Shaw saw an increase in earnings for fiscal year 2010, which was primarily a result of our continued focus on project performance and cost containment during these still challenging economic times,” said J.M. Bernhard Jr., chairman, president and chief executive officer of Shaw. “We maintained a record cash balance as we continue to evaluate new markets and strategic initiatives to provide the best possible return for our shareholders.

“Although the regulatory environment is still uncertain for some power projects, we have begun to see meaningful results from our nuclear power contracts in the U.S. We anticipate our nuclear teaming agreements with Westinghouse and Toshiba will continue to bring new opportunities in the U.S. and internationally,” continued Mr. Bernhard. “Overall, we expect to see continued earnings growth in fiscal year 2011.”

Fiscal Year 2010 Financial Summary:

Results Excluding the Westinghouse Segment:

Because of the non-cash, non-operational impact on reported earnings from translating Shaw’s Japanese yen-denominated bonds to the U.S. dollar equivalent each quarter, Shaw uses financial results excluding its Westinghouse segment to communicate financial performance to investors, as well as for internal reporting purposes.

The following results exclude Shaw’s Westinghouse segment.

Fiscal Year Excluding the Westinghouse Segment
	2010	2009
Net Income Attributable to Shaw	$187.7 million	$170.3 million
Net Income per Diluted Share	$2.19	$2.02
EBITDA	$368.5 million	$346.2 million
Revenues	$7.0 billion	$7.3 billion
Net Cash from Operating Activities	$481.3 million	$742.5 million
Total Cash	$1.8 billion	$1.5 billion
Backlog of Unfilled Orders	$20.1 billion	$22.7 billion

Results Including the Westinghouse Segment:

Shaw has a 20 percent equity interest in companies collectively known as the Westinghouse Group. Shaw financed this investment partially through issuing limited recourse Japanese yen-denominated bonds and, to mitigate the risk associated with foreign currency exchange, simultaneously entered into a yen-denominated put option agreement with Toshiba, which provides Shaw the option to sell all or part of its equity interest to Toshiba and receive payments in Japanese yen.

For U.S. financial reporting purposes, the yen-denominated bonds are revalued at each quarter’s end to the current U.S. dollar exchange rate; however, the put option, which naturally hedges the foreign exchange movements of the Japanese yen-denominated bonds, is not revalued at current exchange rates. Thus, our reported financial results frequently reflect the volatility of the yen-dollar exchange rates showing significant non-cash translation exchange gains or losses.

The following financial results include Shaw’s Westinghouse segment and a non-operating, non-cash foreign exchange translation loss of $131.6 million pre-tax, or $80.4 million after-tax, for fiscal year 2010. The prior year included a non-operating, non-cash foreign exchange translation loss of $198.1 million pre-tax, or $121.6 million after-tax. Translation gains and losses impacting the Westinghouse segment result solely from movement in exchange rates between the U.S. dollar and the Japanese yen.

Fiscal Year Including the Westinghouse Segment
	2010	2009
Net Income Attributable to Shaw	$92.7 million	$15.0 million
Net Income per Diluted Share	$1.08	$0.18
EBITDA	$252.5 million	$159.4 million
Revenues	$7.0 billion	$7.3 billion
Net Cash from Operating Activities	$466.6 million	$738.0 million
Total Cash	$1.8 billion	$1.5 billion
Backlog of Unfilled Orders	$20.1 billion	$22.7 billion

Quarterly Financial Summary:

Quarterly Results Excluding the Westinghouse Segment:

Following are Shaw’s quarterly financial results excluding the Westinghouse segment.

Three Months Ended Aug. 31 Excluding the Westinghouse Segment
	2010	2009
Net Income Attributable to Shaw	$47.5 million	$40.5 million
Net Income per Diluted Share	$0.55	$0.48
EBITDA	$88.9 million	$77.6 million
Revenues	$1.7 billion	$1.9 billion
Net Cash from Operating Activities	$209.6 million	$276.8 million
Total Cash	$1.8 billion	$1.5 billion
Backlog of Unfilled Orders	$20.1 billion	$22.7 billion

Quarterly Results Including the Westinghouse Segment:

Following are Shaw’s quarterly financial results including the Westinghouse segment. These results include Shaw’s Westinghouse segment and a non-operating, non-cash foreign exchange translation loss of $102.7 million pre-tax, or $62.7 million after-tax, for the fourth quarter of fiscal year 2010. The prior year’s period included a non-cash foreign exchange translation loss of $34.6 million pre-tax, or $21.2 million after-tax.

Three Months Ended Aug. 31 Including the Westinghouse Segment
	2010	2009
Net Income Attributable to Shaw	$(18.9) million	$10.7 million
Net Income per Diluted Share	$(0.22)	$0.13
EBITDA	$(12.7) million	$45.7 million
Revenues	$1.7 billion	$1.9 billion
Net Cash from Operating Activities	$217.7 million	$276.3 million
Total Cash	$1.8 billion	$1.5 billion
Backlog of Unfilled Orders	$20.1 billion	$22.7 billion

Fiscal Year 2011 Guidance:

Guidance for fiscal year 2011 is as follows:

  Revenue: approximately $6.5 billion
  Diluted earnings per share, excluding Westinghouse: $2.15 - $2.25 per share
  Operating cash flow: approximately $150 - $200 million

Shaw anticipates growth in its backlog of unfilled orders during fiscal year 2011.

Conference Call:

A conference call to discuss the company’s financial results will be held today, Thursday, Oct. 28, at 9 a.m. Eastern time (8 a.m. Central time). A slide presentation will be posted on the Investor Relations page of Shaw's website at www.shawgrp.com approximately one hour prior to the conference call.

Interested parties may dial 1-800-471-6718 to listen to the conference call live or access a live audio webcast on the Investor Relations page of Shaw’s website at www.shawgrp.com.

A replay of the conference call will be available by telephone, as well as on the company’s website, approximately one hour after the conclusion of the call. To listen to a replay of the conference call by telephone, dial 1-888-843-7419 and use pass code 28142186#.

Calculation of EBITDA:

The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by Shaw to assess performance. Although it is calculated using components derived from our financial statements prepared under generally accepted accounting principles (GAAP), EBITDA itself is not a GAAP measure. A table reconciling EBITDA to its most directly comparable GAAP measure is included in the summarized financial information within this release. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including net cash provided by operations, operating income and net income attributable to Shaw. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.

Calculation of Total Cash:

The Shaw Group Inc. defines total cash as the sum of cash and cash equivalents, restricted and escrowed cash and cash equivalents, short-term investments and restricted short-term investments.

The Shaw Group Inc. (NYSE:SHAW) is a leading global provider of engineering, construction, technology, fabrication, remediation and support services for clients in the energy, chemicals, environmental, infrastructure and emergency response industries. A Fortune 500 company with fiscal year 2010 annual revenues of $7 billion, Shaw has approximately 27,000 employees around the world and is the power sector industry leader according to Engineering News-Record’s list of Top 500 Design Firms. For more information, please visit Shaw’s website at www.shawgrp.com.

This press release contains forward-looking statements and information about our current and future prospects, operations and financial results, which are based on currently available information. Actual future results and financial performance could vary significantly from those anticipated in such statements.

Among the factors that could cause future events or transactions to differ from those we expect are those risks discussed in our Annual Report on Form 10-K for the fiscal year ended August 31, 2010, our Quarterly Reports on Form 10-Q for the quarters ended November 30, 2009, February 28, 2010, and May 31, 2010, and other reports filed with the Securities and Exchange Commission (“SEC”). Please read our “Risk Factors” and other cautionary statements contained in these filings. Our current expectations may not be realized as a result of, among other things:

  Changes in our clients’ financial conditions, including their capital spending;
  Our ability to obtain new contracts and meet our performance obligations;
  Client contract cancellations or modifications to contract scope;
  Worsening global economic conditions;
  Changes to the regulatory environment;
  Failure to achieve projected backlog.

As a result of these risks and others, actual results could vary significantly from those anticipated in this presentation, and our financial condition and results of operations could be materially adversely affected. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, the occurrence of certain events, or otherwise.

This press release contains non-GAAP measures, as defined by SEC rules and regulations. A reconciliation of those measures to the most directly comparable GAAP measures is included in the attached appendix and on our website at www.shawgrp.com in the Investor Relations section under “Reg G Information.”

THE SHAW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED AUGUST 31, 2010 AND 2009
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	2010	2009	2010	2009
Revenues	$1,728,751	$1,863,298	$7,000,779	$7,279,690
Cost of revenues	1,594,359	1,709,304	6,414,826	6,672,260
Gross profit	134,392	153,994	585,953	607,430
Selling, general and administrative expenses	65,192	86,538	288,014	308,683
Operating income	69,200	67,456	297,939	298,747
Interest expense	(1,632)	(1,121)	(5,754)	(4,919)
Interest expense on Japanese yen-denominated bonds, including accretion and amortization	(10,079)	(8,506)	(38,121)	(68,676)
Interest income	3,266	1,888	13,717	10,028
Foreign currency translation losses on Japanese yen-denominated bonds, net	(102,713)	(34,592)	(131,584)	(198,077)
Other foreign currency transaction gains (losses), net	(292)	(951)	3,320	1,002
Other income (expense), net	3,052	(3,118)	8,313	(5,516)
Income (loss) before income taxes and earnings from unconsolidated entities	(39,198)	21,056	147,830	32,589
Provision (benefit) for income taxes	(23,485)	5,055	44,008	11,880
Income (loss) before earnings from unconsolidated entities	(15,713)	16,001	103,822	20,709
Income (loss) from 20% Investment in Westinghouse, net of income taxes	594	(2,100)	6,986	9,240
Earnings (losses) from unconsolidated entities, net of income taxes	(430)	938	91	1,779
Net income (loss)	$(15,549)	$14,839	$110,899	$31,728
Less: Net income attributable to noncontrolling interests	3,341	4,161	18,185	16,733
Net income (loss) attributable to Shaw	$(18,890)	$10,678	$92,714	$14,995

Net income (loss) attributable to Shaw per common share:
Basic	$(0.22)	$0.13	$1.10	$0.18
Diluted	$(0.22)	$0.13	$1.08	$0.18

Weighted average shares outstanding:
Basic	84,550	83,321	84,041	83,244
Diluted	86,321	84,969	85,834	84,411

THE SHAW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF AUGUST 31, 2010 AND AUGUST 31, 2009
(in thousands, except per share amounts)

	August 31, 2010	August 31, 2009

ASSETS
Current assets
Cash and cash equivalents	$912,736	$1,029,138
Restricted and escrowed cash and cash equivalents	33,926	81,925
Short-term investments	551,960	342,219
Restricted short-term investments	321,056	80,000
Accounts receivable, including retainage, net	833,574	815,862
Inventories	228,891	262,284
Costs and estimated earnings in excess of billings on uncompleted contracts, including claims	637,651	599,741
Deferred income taxes	319,712	270,851
Investment in Westinghouse	967,916	1,008,442
Prepaid expenses and other current assets	64,468	62,786
Total current assets	4,871,890	4,553,248
Investments in and advances to unconsolidated entities, joint ventures and limited partnerships	11,656	21,295
Property and equipment, at cost	777,739	636,402
Less accumulated depreciation	(293,098)	(250,796)
Property and equipment, net	484,641	385,606
Goodwill	499,495	501,305
Intangible assets	18,040	20,957
Deferred income taxes	14,925	-
Other assets	95,622	74,763
Total assets	$5,996,269	$5,557,174

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$878,984	$859,753
Accrued salaries, wages and benefits	149,010	175,750
Other accrued liabilities	194,077	187,020
Advanced billings and billings in excess of costs and estimated earnings on uncompleted contracts	1,468,432	1,308,325
Japanese yen-denominated bonds secured by Investment in Westinghouse	1,520,674	1,387,954
Interest rate swap contract on Japanese yen-denominated bonds	33,242	31,369
Short-term debt and current maturities of long-term debt	4,479	15,399
Total current liabilities	4,248,898	3,965,570
Long-term debt, less current maturities	979	7,627
Deferred income taxes	59,282	26,152
Other liabilities	99,829	109,835
Total liabilities	4,408,988	4,109,184
Shaw shareholders' equity
Preferred Stock, no par value, 20,000,000 shares authorized; no shares issued and outstanding	-	-
Common Stock, no par value, 200,000,000 shares authorized; 90,669,011 and 89,316,057 shares issued, respectively; and 84,913,062 and 83,606,808 shares outstanding, respectively	1,283,890	1,237,727
Retained earnings	516,365	423,651
Accumulated other comprehensive loss	(142,645)	(121,966)
Treasury stock, 5,755,949 shares and 5,709,249 shares, respectively	(117,453)	(116,113)
Total Shaw shareholders' equity	1,540,157	1,423,299
Noncontrolling interests	47,124	24,691
Total equity	1,587,281	1,447,990
Total liabilities and equity	$5,996,269	$5,557,174

THE SHAW GROUP INC. AND SUBSIDIARIES
FOR THE THREE AND TWELVE MONTHS ENDED AUGUST 31, 2010 AND 2009
REVENUES BY GEOGRAPHY
(in millions)

	Three Months Ended				Twelve Months Ended
	2010		2009		2010		2009
	(in millions)%		(in millions)%		(in millions)%		(in millions)%
United States	$1,440.0	83	$1,425.2	77	$5,619.0	80	$5,669.7	78
Asia/Pacific Rim Countries	224.6	13	303.7	16	965.2	14	978.4	13
Middle East	20.3	1	82.8	4	263.2	4	386.3	5
United Kingdom and other European Countries	15.0	1	25.4	1	67.6	1	127.9	2
South America and Mexico	4.4	–	8.4	1	16.0	–	51.8	1
Canada	13.6	1	9.8	1	23.3	–	37.7	1
Other	10.8	1	8.0	–	46.5	1	27.9	–
Total revenues	$1,728.7	100%	$1,863.3	100%	$7,000.8	100%	$7,279.7	100%

BACKLOG BY SEGMENT
(in millions)

	August 31, 2010%		August 31, 2009%

Power	$11,407.9	57	$12,795.1	56
Plant Services	1,850.0	9	1,808.1	8
E&I	4,942.8	25	5,439.0	24
E&C	671.0	3	1,298.6	6
F&M	1,246.7	6	1,374.8	6
Total backlog	$20,118.4	100%	$22,715.6	100%

REVENUES AND GROSS PROFIT BY SEGMENT
FOR THE THREE AND TWELVE MONTHS ENDED AUGUST 31, 2010 AND 2009
(in millions, except percentages)

	Three Months Ended		Twelve Months Ended
	2010	2009	2010	2009

Revenues
Power	$592.7	$708.1	$2,297.9	$2,581.2
Plant Services	157.5	124.8	881.0	864.1
E&I	630.6	532.4	2,215.2	1,835.5
E&C	221.4	379.5	1,114.6	1,371.5
F&M	126.5	118.0	492.0	623.4
Corporate	–	0.5	0.1	4.0
Total revenues	$1,728.7	$1,863.3	$7,000.8	$7,279.7

Gross profit
Power	$26.0	$32.2	$119.7	$87.0
Plant Services	11.2	1.7	53.2	17.8
E&I	58.3	50.4	206.8	161.7
E&C	8.0	44.8	110.7	198.7
F&M	30.3	24.3	93.5	138.0
Corporate	0.6	0.6	2.1	4.2
Total gross profit	$134.4	$154.0	$586.0	$607.4

Gross profit percentage
Power	4.4%	4.5%	5.2%	3.4%
Plant Services	7.1	1.4	6.0	2.1
E&I	9.2	9.5	9.3	8.8
E&C	3.6	11.8	9.9	14.5
F&M	24.0	20.6	19.0	22.1
Corporate	NM	NM	NM	NM
Total gross profit percentage	7.8%	8.3%	8.4%	8.3%

NM - Not Meaningful

The Shaw Group Inc. believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20 percent interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the quarter, we have recorded interest expense, as well as other significant non-cash charges related to the investment. We believe that presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management to demonstrate the profitability of our other segments, as well as to point out certain non-cash charges related to this investment.

THE SHAW GROUP INC.
RECONCILIATION OF SHAW CONSOLIDATED RESULTS TO SHAW EXCLUDING INVESTMENT IN WESTINGHOUSE SEGMENT
FOR THE THREE MONTHS ENDED AUGUST 31, 2010
(in millions, except per share data)	Q-4 FY 2010
	Quarter ended August 31, 2010
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse

Revenues	$1,728.7	$-	$1,728.7
Cost of revenues	1,594.3	-	1,594.3
Gross profit	134.4	-	134.4

Selling, general and administrative expenses	65.2	-	65.2

Operating income	69.2	-	69.2

Interest expense	(1.6)	-	(1.6)
Interest expense on Japanese yen-denominated bonds including accretion and amortization	(10.1)	(10.1)	-
Interest income	3.3	-	3.3
Foreign currency translation gains (losses) on Japanese yen-denominated bonds, net	(102.7)	(102.7)	-
Other foreign currency transaction gains (losses), net	(0.3)	-	(0.3)
Other income (expense), net	3.0	-	3.0
	(108.4)	(112.8)	4.4

Income (loss) before income taxes and earnings from unconsolidated entities	(39.2)	(112.8)	73.6
Provision (benefit) for income taxes	(23.5)	(45.8)	22.3

Income (loss) before earnings from unconsolidated entities	(15.7)	(67.0)	51.3

Income from 20% Investment in Westinghouse, net of income taxes	0.6	0.6	-
Earnings (losses) from unconsolidated entities, net of income taxes	(0.5)	-	(0.5)

Net income (loss)	(15.6)	(66.4)	50.8

Noncontrolling interests in income of consolidated subsidiaries, net of tax	(3.3)	-	(3.3)

Net income (loss) attributable to Shaw	($18.9)	($66.4)	$47.5

Net income (loss) attributable to Shaw per common share:
Basic	$(0.22)	$(0.78)	$0.56
Diluted	$(0.22)	$(0.77)	$0.55

Weighted average shares outstanding:
Basic	84.6	84.6	84.6
Diluted	84.6	84.6	86.3

The Shaw Group Inc.
RECONCILIATION OF SHAW CONSOLIDATED RESULTS TO SHAW EXCLUDING INVESTMENT IN WESTINGHOUSE SEGMENT
FOR THE THREE MONTHS ENDED AUGUST 31, 2009
(in millions, except per share data)	Q-4 FY 2009
	Quarter ended August 31, 2009
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse

Revenues	$1,863.3	-	$1,863.3
Cost of revenues	1,709.3	-	1,709.3
Gross profit	154.0	-	154.0

Selling, general and administrative expenses	86.5	-	86.5

Operating income	67.5	-	67.5

Interest expense	(1.1)	-	(1.1)
Interest expense on Japanese yen-denominated bonds including accretion and amortization	(8.5)	(8.5)	-
Interest income	1.9	-	1.9
Foreign currency translation gains (losses) on Japanese yen-denominated bonds, net	(34.6)	(34.6)	-
Other foreign currency transaction gains (losses), net	(1.0)	-	(1.0)
Other income (expense), net	(3.1)	-	(3.1)
	(46.4)	(43.1)	(3.3)

Income (loss) before income taxes and earnings from unconsolidated entities	21.1	(43.1)	64.2
Provision (benefit) for income taxes	5.1	(15.4)	20.5

Income (loss) before earnings from unconsolidated entities	16.0	(27.7)	43.7

Income from 20% Investment in Westinghouse, net of income taxes	(2.1)	(2.1)	-
Earnings (losses) from unconsolidated entities, net of income taxes	1.0	-	1.0

Net income (loss)	14.9	(29.8)	44.7

Noncontrolling interests in income of consolidated subsidiaries, net of tax	(4.2)	-	(4.2)

Net income (loss) attributable to Shaw	$10.7	(29.8)	$40.5

Net income (loss) attributable to Shaw per common share:
Basic	$0.13	$(0.36)	$0.49
Diluted	$0.13	$(0.35)	$0.48

Weighted average shares outstanding:
Basic	83.3	83.3	83.3
Diluted	85.0	85.0	85.0

THE SHAW GROUP INC.
RECONCILIATION OF SHAW CONSOLIDATED RESULTS TO SHAW EXCLUDING INVESTMENT IN WESTINGHOUSE SEGMENT
FOR THE TWELVE MONTHS ENDED AUGUST 31, 2010
(in millions, except per share data)	FY 2010
	Fiscal year ended August 31, 2010
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse

Revenues	$7,000.8	$-	$7,000.8
Cost of revenues	6,414.8	-	6,414.8
Gross profit	586.0	-	586.0

Selling, general and administrative expenses	288.0	0.1	287.9

Operating income (loss)	298.0	(0.1)	298.1

Interest expense	(5.8)	-	(5.8)
Interest expense on Japanese yen-denominated bonds including accretion and amortization	(38.1)	(38.1)	-
Interest income	13.7	-	13.7
Foreign currency translation gains (losses) on Japanese yen-denominated bonds, net	(131.6)	(131.6)	-
Other foreign currency transaction gains (losses), net	3.3	-	3.3
Other income, net	8.3	-	8.3
	(150.2)	(169.7)	19.5

Income (loss) before income taxes and earnings from unconsolidated entities	147.8	(169.8)	317.6
Provision (benefit) for income taxes	44.0	(67.8)	111.8

Income (loss) before earnings from unconsolidated entities	103.8	(102.0)	205.8

Income from 20% Investment in Westinghouse, net of income taxes	7.0	7.0	-
Earnings from unconsolidated entities, net of income taxes	0.1	-	0.1

Net income (loss)	110.9	(95.0)	205.9

Noncontrolling interests in income of consolidated subsidiaries, net of tax	(18.2)	-	(18.2)

Net income (loss) attributable to Shaw	$92.7	($95.0)	$187.7

Net income (loss) attributable to Shaw per common share:
Basic	$1.10	$(1.13)	$2.23
Diluted	$1.08	$(1.11)	$2.19

Weighted average shares outstanding:
Basic	84.0	84.0	84.0
Diluted	85.8	85.8	85.8

The Shaw Group Inc.
RECONCILIATION OF SHAW CONSOLIDATED RESULTS TO SHAW EXCLUDING INVESTMENT IN WESTINGHOUSE SEGMENT
FOR THE TWELVE MONTHS ENDED AUGUST 31, 2009
(in millions, except per share data)	FY 2009
	Fiscal year ended August 31, 2009
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse

Revenues	$7,279.7	-	$7,279.7
Cost of revenues	6,672.3	-	6,672.3
Gross profit	607.4	-	607.4

Selling, general and administrative expenses	308.6	0.1	308.5

Operating income (loss)	298.8	(0.1)	298.9

Interest expense	(4.9)	-	(4.9)
Interest expense on Japanese yen-denominated bonds including accretion and amortization	(68.7)	(68.7)	-
Interest income	10.0	-	10.0
Foreign currency translation gains (losses) on Japanese yen-denominated bonds, net	(198.1)	(198.1)	-
Other foreign currency transaction gains (losses), net	1.0	-	1.0
Other income (expense), net	(5.5)	-	(5.5)
	(266.2)	(266.8)	0.6

Income (loss) before income taxes and earnings from unconsolidated entities	32.6	(266.9)	299.5
Provision (benefit) for income taxes	11.9	(102.4)	114.3

Income (loss) before earnings from unconsolidated entities	20.7	(164.5)	185.2

Income from 20% Investment in Westinghouse, net of income taxes	9.2	9.2	-
Earnings (losses) from unconsolidated entities, net of income taxes	1.8	-	1.8

Net income (loss)	31.7	(155.3)	187.0

Noncontrolling interests in income of consolidated subsidiaries, net of tax	(16.7)	-	(16.7)

Net income (loss) attributable to Shaw	$15.0	(155.3)	$170.3

Net income (loss) attributable to Shaw per common share:
Basic	$0.18	$(1.87)	$2.05
Diluted	$0.18	$(1.84)	$2.02

Weighted average shares outstanding:
Basic	83.2	83.2	83.2
Diluted	84.4	84.4	84.4

REGULATION G DISCLOSURES

The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by The Shaw Group Inc. to assess performance. Although it is calculated using components derived from our GAAP financial statements, EBITDA itself is not a GAAP measure. The following table reflects the company's calculation of EBITDA and EBITDA percentage. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including cash flow from operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.

RECONCILIATION OF EBITDA CALCULATION FOR THE THREE MONTHS ENDED AUGUST 31, 2010

	Q-4 FY 2010

	Consolidated	Westinghouse Segment	Excluding Westinghouse
(in millions)

Net income (loss) attributable to Shaw	$(18.9)	$(66.4)	$47.5
Interest expense	11.7	10.1	1.6
Depreciation and amortization	17.4	-	17.4
Provision for income taxes	(23.5)	(45.8)	22.3
Income taxes on unconsolidated subs	0.6	0.5	0.1
EBITDA	$(12.7)	$(101.6)	$88.9

RECONCILIATION OF EBITDA CALCULATION FOR THE THREE MONTHS ENDED AUGUST 31, 2009

	Q-4 FY 2009

	Consolidated	Westinghouse Segment	Excluding Westinghouse
(in millions)

Net income (loss) attributable to Shaw	$10.7	$(29.8)	$40.5
Interest expense	9.6	8.5	1.1
Depreciation and amortization	14.9	-	14.9
Provision for income taxes	5.1	(15.4)	20.5
Income taxes on unconsolidated subs	5.4	4.8	0.6
EBITDA	$45.7	$(31.9)	$77.6

RECONCILIATION OF EBITDA CALCULATION FOR THE THREE MONTHS ENDED AUGUST 31, 2010

	FY 2010

	Consolidated	Westinghouse Segment	Excluding Westinghouse
(in millions)

Net income (loss) attributable to Shaw	$92.7	$(95.0)	$187.7
Interest expense	43.9	38.1	5.8
Depreciation and amortization	62.8	-	62.8
Provision for income taxes	44.0	(67.8)	111.8
Income taxes on unconsolidated subs	9.1	8.7	0.4
EBITDA	$252.5	$(116.0)	$368.5

RECONCILIATION OF EBITDA CALCULATION FOR THE TWELVE MONTHS ENDED AUGUST 31, 2009

	FY 2009

	Consolidated	Westinghouse Segment	Excluding Westinghouse
(in millions)

Net income (loss) attributable to Shaw	$15.0	$(155.3)	$170.3
Interest expense	73.6	68.7	4.9
Depreciation and amortization	55.5	-	55.5
Provision for income taxes	11.9	(102.4)	114.3
Income taxes on unconsolidated subs	3.4	2.2	1.2
EBITDA	$159.4	$(186.8)	$346.2

CONTACT:
The Shaw Group Inc.
Financial Contact:
Chris Sammons, 225-932-2546
chris.sammons@shawgrp.com
or
Media Contact:
Gentry Brann, 225-987-7372
gentry.brann@shawgrp.com